Exhibit 99.1

Cirrus Logic Reports Revenue of $210.2 Million

Strong Demand for Portable Audio Drives September Quarter Revenue Growth

AUSTIN, Texas--(BUSINESS WIRE)--October 29, 2014--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the second quarter fiscal year 2015, which ended Sept. 27, 2014, as well as the company’s current business outlook.

“Q2 was an outstanding quarter for Cirrus Logic, as strong demand for portable audio products drove revenue above expectations. In addition, we were pleased to have closed the acquisition of Wolfson Microelectronics on Aug. 21,” said Jason Rhode, president and chief executive officer. “The acquisition further strengthens Cirrus Logic’s position as a market leader and helps accelerate critical R&D programs we believe will fuel revenue growth in the future.”

Reported Financial Results – Second Quarter FY15

  Revenue of $210.2 million, including $197.2 million from Cirrus Logic and $13 million from five weeks of Wolfson Microelectronics;
  GAAP gross margin of 47.8 percent and non-GAAP gross margin of 48.7 percent;
  GAAP operating expenses of $82.5 million and non-GAAP operating expenses of $57.3 million. GAAP operating expense includes $18.7 million in acquisition costs and $6.5 million of share-based compensation and amortization of acquired intangibles; and
  GAAP diluted earnings per share of $0.01 and non-GAAP diluted earnings per share of $0.68.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Third Quarter FY15

  Revenue is expected to range between $265 million and $285 million;
  GAAP gross margin is expected to be between 42 percent and 44 percent, which includes roughly 200 basis points of costs associated with the fair value write up of acquired inventory; and
  Combined R&D and SG&A expenses are expected to range between $86 million and $90 million, which includes approximately $9 million in share-based compensation and $7 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 13896797).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio, industrial and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in the United States, United Kingdom, Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including gross margins, operating expenses, net income, operating profit and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of third quarter fiscal year 2015 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense, amortization of acquired intangibles and acquisition related costs associated with the fair value write up of acquired inventory. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the third quarter of fiscal year 2015, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; and the risk factors listed in our Form 10-K for the year ended March 29, 2014, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic, Cirrus and Wolfson are registered trademarks of Cirrus Logic, Inc. or its subsidiaries. All other company or product names noted herein may be trademarks of their respective holders.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended

	Sep. 27,	Jun. 28,	Sep. 28,	Sep. 27,	Sep. 28,
	2014	2014	2013	2014	2013
	Q2'15	Q1'15	Q2'14	Q2'15	Q2'14
Portable audio products	$163,563	$112,570	$150,949	$276,132	$267,556
Non-portable audio and other products	46,651	39,995	39,722	86,647	78,240
Net sales	210,214	152,565	190,671	362,779	345,796
Cost of sales	109,647	77,190	91,223	186,837	166,850
Gross profit	100,567	75,375	99,448	175,942	178,946
Gross margin	47.8%	49.4%	52.2%	48.5%	51.7%

Research and development	44,557	39,777	29,722	84,334	58,252
Selling, general and administrative	21,545	19,683	19,215	41,228	38,413
Restructuring and other	1,455	-	(154)	1,455	(584)
Acquisition related costs	14,937	-	-	14,937	-
Patent infringement settlements, net	-	-	-	-	695
Total operating expenses	82,494	59,460	48,783	141,954	96,776

Operating income	18,073	15,915	50,665	33,988	82,170

Interest income (expense), net	(2,670)	(467)	201	(3,137)	359
Other income (expense), net	(11,994)	501	(38)	(11,493)	(55)
Income before income taxes	3,409	15,949	50,828	19,358	82,474
Provision for income taxes	2,557	5,701	17,461	8,258	28,465
Net income	$852	$10,248	$33,367	$11,100	$54,009

Basic earnings per share:	$0.01	$0.17	$0.53	$0.18	$0.85
Diluted earnings per share:	$0.01	$0.16	$0.50	$0.17	$0.82

Weighted average common shares outstanding:
Basic	62,241	62,032	63,217	62,137	63,329
Diluted	65,085	64,688	66,125	64,892	66,203

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Six Months Ended

	Sep. 27,	Jun. 28,	Sep. 28,	Sep. 27,	Sep. 28,
	2014	2014	2013	2014	2013
Net Income Reconciliation	Q2'15	Q1'15	Q2'14	Q2'15	Q2'14
GAAP Net Income	$852	$10,248	$33,367	$11,100	$54,009
Amortization of acquisition intangibles	2,524	246	-	2,770	-
Stock based compensation expense	6,496	5,622	5,739	12,118	11,513
Provision for litigation expenses and settlements	-	-	-	-	695
Restructuring and other costs, net	1,455	-	(154)	1,455	(584)
Wolfson acquisition items	30,875	2,304	-	33,179	-
Provision for income taxes	1,764	5,226	16,378	6,990	26,539
Non-GAAP Net Income	$43,966	$23,646	$55,330	$67,612	$92,172

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.01	$0.16	$0.50	$0.17	$0.82
Effect of Amortization of acquisition intangibles	0.04	-	-	0.04	-
Effect of Stock based compensation expense	0.10	0.09	0.09	0.19	0.17
Effect of Provision for litigation expenses and settlements	-	-	-	-	0.01
Effect of Restructuring and other costs, net	0.03	-	-	0.02	(0.01)
Effect of Wolfson acquisition items	0.47	0.04	-	0.51	-
Effect of Provision for income taxes	0.03	0.08	0.25	0.11	0.40

Non-GAAP Diluted earnings per share	$0.68	$0.37	$0.84	$1.04	$1.39

Operating Income Reconciliation
GAAP Operating Income	$18,073	$15,915	$50,665	$33,988	$82,170
GAAP Operating Profit	9%	10%	27%	9%	24%
Amortization of acquisition intangibles	2,524	246	-	2,770	-
Stock compensation expense - COGS	253	231	239	484	245
Stock compensation expense - R&D	2,781	2,543	2,158	5,324	5,012
Stock compensation expense - SG&A	3,462	2,848	3,342	6,310	6,256
Provision for litigation expenses and settlements	-	-	-	-	695
Restructuring and other costs, net	1,455	-	(154)	1,455	(584)
Wolfson acquisition items	16,547	2,192	-	18,739	-
Non-GAAP Operating Income	$45,095	$23,975	$56,250	$69,070	$93,794
Non-GAAP Operating Profit	21%	16%	30%	19%	27%

Operating Expense Reconciliation
GAAP Operating Expenses	$82,494	$59,460	$48,783	$141,954	$96,776
Amortization of acquisition intangibles	(2,524)	(246)	-	(2,770)	-
Stock compensation expense - R&D	(2,781)	(2,543)	(2,158)	(5,324)	(5,012)
Stock compensation expense - SG&A	(3,462)	(2,848)	(3,342)	(6,310)	(6,256)
Provision for litigation expenses and settlements	-	-	-	-	(695)
Restructuring and other costs, net	(1,455)	-	154	(1,455)	584
Wolfson acquisition items	(14,937)	(2,192)	-	(17,129)	-
Non-GAAP Operating Expenses	$57,335	$51,631	$43,437	$108,966	$85,397

Gross Margin/Profit Reconciliation
GAAP Gross Margin	$100,567	$75,375	$99,448	$175,942	$178,946
GAAP Gross Profit	47.8%	49.4%	52.2%	48.5%	51.7%
Wolfson acquisition items	1,610	-	-	1,610	-
Stock compensation expense - COGS	253	231	239	484	245
Non-GAAP Gross Margin	$102,430	$75,606	$99,687	$178,036	$179,191
Non-GAAP Gross Profit	48.7%	49.6%	52.3%	49.1%	51.8%

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)
	Sep. 27,	Mar. 29,	Sep. 28,
	2014	2014	2013
	(unaudited)		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$48,214	$31,850	$68,886
Marketable securities	85,796	263,417	199,423
Accounts receivable, net	126,161	63,220	97,640
Inventories	121,169	69,743	91,247
Deferred tax assets	16,435	22,024	38,398
Other current assets	29,089	25,079	23,978
Total current assets	426,864	475,333	519,572

Long-term marketable securities	9,228	89,243	40,254
Property and equipment, net	133,458	103,650	101,885
Intangibles, net	187,030	11,999	4,734
Goodwill	265,410	16,367	6,027
Deferred tax assets	24,998	25,065	16,638
Other assets	17,658	3,087	10,051
Total assets	$1,064,646	$724,744	$699,161

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$81,549	$51,932	$56,868
Accrued salaries and benefits	17,706	13,388	16,894
Other accrued liabilities	34,946	11,572	6,313
Deferred income	5,218	5,631	4,858
Total current liabilities	139,419	82,523	84,933

Other long-term liabilities	25,376	4,863	11,231
Long-term debt	226,439	-	-

Stockholders' equity:
Capital stock	1,104,379	1,078,878	1,055,256
Accumulated deficit	(430,144)	(440,634)	(451,532)
Accumulated other comprehensive loss	(823)	(886)	(727)
Total stockholders' equity	673,412	637,358	602,997
Total liabilities and stockholders' equity	$1,064,646	$724,744	$699,161

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Investor Contact:
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com